Exhibit 10.9

THIRD PARTY SERVICE AGREEMENT

THIS SERVICE AGREEMENT dated this 1st day of March, 2019

- BETWEEN-

Norma Gallowayof	, Phone:	, “Service Provider”

- AND -

“CUSTOMER”

Business Name:	Third Coast Bank, SSB

Address:	20202 Hwy 59 North, Suite 190

City:	Humble

State:	Texas

Zip Code:	77338

Telephone:	281-446-7000

Type of Service Location:	Business locations

Contract Service Fee:	$100 per hour

Start Date of Agreement:	March 1, 2019

End Date of Agreement:

Method of Payment:	Payment due by check within 30 days of date of service invoiced monthly

BACKGROUND:

•

The Customer is of the opinion that the Service Provider has the necessary qualifications, experience, and abilities to provide services in connection with certain industry specific servicing of the Customer.

•	The Service Provider is agreeable to providing such services to the Customer, on the terms and conditions as set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in the Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Agreement agree as follow:

1)	ENGAGEMENT

a)

The Customer hereby agrees to engage the Service Provider to provide the Customer with services consisting of Humble facilities management consulting, pertaining to construction projects, furnishings and leasing and other services as the Customer & Service Provider may agree upon from time to time (the “Services”), and the Service Provider hereby agrees to provide Services to the Customer.

2)	TERM OF AGREEMENT

a)

The term of this Agreement will begin on the date of this Agreement and will continue in full force for the term period as specified above under “THE CUSTOMER” of this Agreement and is subject to earlier termination as otherwise provided in this Agreement, with the said term being capable of extension by mutual written agreement of the parties.

3)	PERFORMANCE

a)

The Service Provider agrees to provide facilities management consulting services, pertaining to construction projects, furnishings and leasing when called upon to do so by the Customer if and when needed.

b)

The compensation for these services is limited to labor charges only and reasonable expenses directly incurred. If parts or upgrades are needed to perform the required service—Customer shall be provided the opportunity and shall have the right to purchase the part[s] or upgrade[s] needed from another source if desired. The limit of liability and warranty of said part[s] or upgrade[s] would be the responsibility of Customer if purchased from an outside source and in no way should be put upon the Service Provider.

c)	Both parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

4)	CONFIDENTIALITY AND OWNERSHIP

a)

The terms and nature of all work performed by Service Provider during the term of this Agreement shall be kept strictly confidential and the product of that work is solely and exclusively the property of Customer.

5)	COMPESATION

a)

For the Services provided by the Service Provider under this Agreement, the Customer will pay to the Service Provider compensation as stated under “THE CUSTOMER” section of this Agreement for the contract duration as specified.

b)	Customer shall pay compensation of the service contract as agreed upon the signing of this agreement to Service Provider.

6)	ADDITIONAL COMPENSATION

a)

The Customer will provide additional compensation as follows: The payment for all costs incurred after written authorization that they be incurred by The Service Provider. All costs incurred within a given calendar month will be invoiced by the end of the following calendar month.

7)	ASSIGNMENT

a)

This agreement is being entered into in reliance and upon consideration of personal skill and qualifications of the Service Provider. The Service Provider will not voluntarily by operation of law assign or otherwise transfer the obligations incurred pursuant to the terms of this Agreement without the prior written consent of the Customer.

8)	CAPACITY/INDEPENDENT CONTRACTOR

a)

It is expressly agreed that the Service Provider is acting as an independent contractor and not as an employee in providing the Services hereunder. The Service Provider and the Customer acknowledge that this Agreement does not create a partnership or joint venture between them.

9)	MODIFICATION OF AGREEMENT

a)

Any amendment or modification of this Agreement or additional obligation assumed by either party in connection with this Agreement will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

10)	TIME OF ESSENCE

a)	Time will be essence of this Agreement and of every part hereof. No extension variation of this Agreement will operate as a waiver of this provision.

11)	ENTIRE AGREEMENT

a)	It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement as expressed in it.

12)	SEVERABILITY

a)

In any event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid and unenforceable parts severed from the remainder of this Agreement.

13)	TERMINATION OF THIS AGREEMENT

a)	The Customer may terminate this Agreement at any time giving the Service Provider a 30-day written notice.

b)	The Service Provider may terminate this Agreement at any time giving Customer a 30-day written notice.

c)

The obligation of the Service Provider under this Agreement will terminate upon the earlier of the Service Provider ceasing to be engaged by the Customer or the termination of this Agreement by the Customer or the Service Provider. Service Provider agrees to return all property of the Customer immediately upon termination of this agreement.

14)	GOVERNING LAW

a)

It is the intention of the parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of Texas, without regard to the jurisdiction in which any or special proceeding may be instituted.

15)	IN WITNESS WHEREOF, the parties have duly executed this Service Agreement this 1st day of March, 2019:

Third Coast Bank ssb	CONSULTANT

John McWhorter

/s/ John McWhorter	/s/ Norma Galloway
Signature	Signature

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